    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2002


                                                      REGISTRATION NO. 333-87600
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 5 TO

                                    FORM F-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              PUBLICIS GROUPE S.A.
             (Exact Name of Registrant as Specified in Its Charter)

           REPUBLIC OF FRANCE                              7311                                NOT APPLICABLE
    (State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. employer identification no.)
     incorporation or organization)            Classification Code Number)

                         133, AVENUE DES CHAMPS-ELYSEES
                              75008 PARIS, FRANCE
                               (33 1) 44 43 70 00
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------

                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 590-9100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                   COPIES TO:

                  ELLIOTT V. STEIN, ESQ.                                         JOY SAYOUR, ESQ.
              WACHTELL, LIPTON, ROSEN & KATZ                                   DAVIS POLK & WARDWELL
                    51 WEST 52ND STREET                                        450 LEXINGTON AVENUE
                 NEW YORK, NEW YORK 10019                                    NEW YORK, NEW YORK 10017
                      (212) 403-1000                                              (212) 450-4000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering. [ ]
                       ---------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                                       OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED          AMOUNT TO BE REGISTERED   PER SECURITY(3)        PRICE(3)       REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares E.40 par value(1)............      115,200,000
Bare Legal Title (nue propriete) to Ordinary
Shares(1)....................................        7,000,000
Usufruct interests (usufruit) in Ordinary
Shares(1)....................................        7,000,000
Obligations Redeemable for Newly Issued or
Existing Shares (Obligations Remboursables en
Actions Nouvelles ou Existantes), nominal
value E549.00 each (ORAs)....................        1,600,000          Not applicable     $1,306,776,000.00    $120,223.39(5)
Redeemable Notes and Warrants to Purchase
Ordinary Shares (Obligations a Bons de
Souscriptions d'Actions), nominal value
E305.00 each (OBSAs)(2)......................        2,880,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents approximately 57,600,000 ordinary shares to be issued upon completion of the mergers, including the bare legal title (nue propriete) and usufruct interests (usufruit) resulting from the split of approximately 7,000,000 of such shares for a two-year period, approximately 28,800,000 ordinary shares to be issued upon the redemption of ORAs and approximately 28,800,000 ordinary shares to be issued upon the exercise of warrants associated with the OBSAs.
(2) Each OBSA consists of a redeemable note with a face amount of E305.00 and ten detachable warrants. Each warrant represents the right to purchase one Publicis ordinary share at a price of E30.50.
(3) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933 and calculated, in accordance with Rule 457(f)(2), on the basis of the book value at December 31, 2001 of the Bcom3 Class A and Class B common stock.
(4) Determined in accordance with Section 6(b) of the Securities Act of 1933 at a rate equal to $92.00 per $1,000,000 of the proposed maximum aggregate offering price.
(5) The registration fee has previously been paid.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. The French commercial code prohibits provisions of statuts that limit the liability of directors. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys' fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

     2. The French Commercial Code permits a company to purchase directors and officers insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its management board. However, if those decisions qualify as mismanagement, the relevant member of the management board may have to fully or partly indemnify the company. Publicis has purchased insurance for all of its directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated March 7, 2002, among
          Publicis Groupe S.A., Philadelphia Merger Corp.,
          Philadelphia Merger LLC and Bcom3 Group, Inc., as amended on
          August 13, 2002 (attached as Annex A to the Proxy
          Statement/Prospectus included in this registration
          statement)
  2.2     Agreement and Plan of Merger, dated March 7, 2002, among
          Bcom3 Group, Inc., Boston Three Corporation and Dentsu Inc.
          (attached as Annex C to the Proxy Statement/Prospectus
          included in this registration statement)
  3.1     Statuts (bylaws) of Publicis Groupe S.A. (unofficial English translation) (incorporated by reference from Exhibit 1 to
          the Annual Report of Publicis Groupe S.A. on Form 20-F/A for
          the fiscal year ended December 31, 2001)
  4.1     Form of Issuance Contract for the issuance of the ORAs
          (unofficial English translation)*
  4.2     Form of Issuance Contract for the issuance of the OBSAS*
  4.3     Form of Indenture made by and between Publicis Groupe S.A.
          and The Bank of New York, as trustee*
  4.4     Prospectus defining the terms and conditions of Publicis
          Groupe S.A.'s 1.0% notes due 2018 (unofficial English
          translation) (incorporated by reference from Exhibit 2.1 to the Annual Report of Publicis Groupe S.A. on Form 20-F/A for
          the fiscal year ended December 31, 2001)
  4.5     Support Agreement, dated as of March 7, 2002, among Publicis
          Groupe S.A., Philadelphia Merger Corp. and Dentsu Inc.
          (incorporated by reference from Exhibit 99.1 to the report on Form 6-K of Publicis Groupe S.A. dated March 7, 2002)
  4.6     Support Agreement, dated as of March 7, 2002, between
          Publicis Groupe S.A. and Philadelphia Merger Corp., on the
          one hand, and Roy J. Bostock, Craig D. Brown, Richard B.
          Fizdale and Roger A. Haupt, on the other hand (incorporated by reference from Exhibit 99.2 to the report on Form 6-K of
          Publicis Groupe S.A. dated March 7, 2002)
  4.7     Support Agreement, dated as of March 7, 2002, between Bcom3
          Group, Inc., on the one hand, and Somarel and Elisabeth
          Badinter, on the other hand (incorporated by reference from
          Exhibit 99.3 to the report on Form 6-K of Publicis Groupe
          S.A. dated March 7, 2002)
  4.8     Terms of Transfer Restrictions on Class A Consideration, to
          be included in Letter of Transmittal (attached as Annex B to the Proxy Statement/Prospectus included in this registration statement)
  4.9     Form of Agreement for the Transfer of the Nue Propriete of
          certain Publicis Shares*
  5.1     Opinion of Alain Schwindenhammer regarding the validity of the securities being registered
  8.1     Opinion of Kirkland & Ellis regarding certain United States federal income tax matters*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.1     Memorandum of Understanding, dated March 7, 2002, between
          Dentsu Inc. and Madame Elisabeth Badinter*
 10.2     Memorandum of Understanding, dated March 7, 2002, between
          Dentsu Inc. and Publicis Groupe S.A. (Shareholders
          Agreement) (incorporated by reference from Exhibit 99.4 to the report on Form 6-K of Publicis Groupe S.A. dated March
          7, 2002)
 10.3     Memorandum of Understanding, dated March 7, 2002, between
          Dentsu Inc. and Publicis Groupe S.A. (Strategic Alliance)
          (incorporated by reference from Exhibit 99.5 to the report on Form 6-K of Publicis Groupe S.A. dated March 7, 2002)
 12.1     Computation of Ratio of Earnings to Fixed Charges*
 16.1     Letter from Arthur Andersen LLP regarding change in
          certifying accountant, dated May 29, 2002 (incorporated by reference from Exhibit 16.1 to the Report on Form 8-K of
          Bcom3 Group, Inc. dated May 29, 2002, as amended on June 3,
          2002)
 21.1     List of subsidiaries (incorporated by reference from Note 28 to the financial statements of Publicis Groupe S.A. included in the Annual Report of Publicis Groupe S.A. on Form 20-F/A
          for the fiscal year ended December 31, 2001)
 23.1     Consent of Ernst & Young Audit and Mazars & Guerard,
          independent auditors for Publicis Groupe S.A.*
 23.2     Consent of Mazars & Guerard LLP and Mazars & Guerard, S.A.,
          independent auditors for Publicis Groupe S.A.*
 23.3     Consent of Alain Schwindenhammer (included in the opinion
          filed as Exhibit 5.1)
 23.4     Consent of Kirkland & Ellis (included in the opinion filed as Exhibit 8.1)
 23.5     Consent of Roger A. Haupt*
 23.6     Consent of Yutaka Narita*
 23.7     Consent of Fumio Oshima*
 24       Power of Attorney (included on signature page)*
 25       Statement of Eligibility Under the Trust Indenture Act of a
          Corporation Designated to Act as Trustee on Form T-1,
          executed by The Bank of New York as of August 5, 2002*
 99.1     Consent of Morgan Stanley & Co. Incorporated*
 99.2     Form of Proxy Card*
 99.3     Form of Instruction Card*
 99.4     Letter to Commission Pursuant to Temporary Note 3T, dated
          March 27, 2002 (incorporated by reference to Exhibit 99.4 to
          Bcom3's Annual Report on Form 10-K dated March 27, 2002)


------------------------

* Previously filed

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (3) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X under the Exchange Act is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (8) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (10) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on August 20, 2002.


                                          PUBLICIS GROUPE S.A.

                                          By:       /s/ MAURICE LEVY
                                            ------------------------------------
                                          Name:   Maurice Levy
                                          Title:  Chief Executive Officer and
                                                  Chairman of the Management
                                                  Board
                                                  Attorney-in-fact


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2002.


                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                      Chair of the Supervisory Board
 ------------------------------------------------
                Elisabeth Badinter


                        *                                     Member of the Supervisory Board
 ------------------------------------------------
                 Robert Badinter


                        *                                     Member of the Supervisory Board
 ------------------------------------------------
                  Simon Badinter


                        *                                     Member of the Supervisory Board
 ------------------------------------------------
                 Monique Bercault


                        *                                     Member of the Supervisory Board
 ------------------------------------------------
                Michel David-Weill


                        *                                     Member of the Supervisory Board
 ------------------------------------------------
                   Helene Ploix


                        *                                     Member of the Supervisory Board
 ------------------------------------------------
              Amaury-Daniel de Seze


                        *                                     Member of the Supervisory Board
 ------------------------------------------------
                   Gerard Worms


                 /s/ MAURICE LEVY                               Principal Executive Officer
 ------------------------------------------------
                   Maurice Levy

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                               Chief Financial Officer and Chief Accounting
 ------------------------------------------------                         Officer
               Jean-Michel Etienne


                        *                               Authorized Representative in the U.S., Chief
 ------------------------------------------------     Financial Officer and Treasurer of Publicis USA
                Douglas Henderson                                      Holdings, Inc.

---------------
* Executed on behalf of such person by attorney-in-fact.

                                  EXHIBIT LIST


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated March 7, 2002, among
          Publicis Groupe S.A., Philadelphia Merger Corp.,
          Philadelphia Merger LLC and Bcom3 Group, Inc., as amended on
          August 13, 2002 (attached as Annex A to the Proxy
          Statement/Prospectus included in this registration
          statement)
  2.2     Agreement and Plan of Merger, dated March 7, 2002, among
          Bcom3 Group, Inc., Boston Three Corporation and Dentsu Inc.
          (attached as Annex C to the Proxy Statement/Prospectus
          included in this registration statement)
  3.1     Statuts (bylaws) of Publicis Groupe S.A. (unofficial English translation) (incorporated by reference from Exhibit 1 to
          the Annual Report of Publicis Groupe S.A. on Form 20-F/A for
          the fiscal year ended December 31, 2001)
  4.1     Form of Issuance Contract for the issuance of the ORAs
          (unofficial English translation)*
  4.2     Form of Issuance Contract for the issuance of the OBSAS*
  4.3     Form of Indenture made by and between Publicis Groupe S.A.
          and The Bank of New York, as trustee*
  4.4     Prospectus defining the terms and conditions of Publicis
          Groupe S.A.'s 1.0% notes due 2018 (unofficial English
          translation) (incorporated by reference from Exhibit 2.1 to the Annual Report of Publicis Groupe S.A. on Form 20-F/A for
          the fiscal year ended December 31, 2001)
  4.5     Support Agreement, dated as of March 7, 2002, among Publicis
          Groupe S.A., Philadelphia Merger Corp. and Dentsu Inc.
          (incorporated by reference from Exhibit 99.1 to the report on Form 6-K of Publicis Groupe S.A. dated March 7, 2002)
  4.6     Support Agreement, dated as of March 7, 2002, between
          Publicis Groupe S.A. and Philadelphia Merger Corp., on the
          one hand, and Roy J. Bostock, Craig D. Brown, Richard B.
          Fizdale and Roger A. Haupt, on the other hand (incorporated by reference from Exhibit 99.2 to the report on Form 6-K of
          Publicis Groupe S.A. dated March 7, 2002)
  4.7     Support Agreement, dated as of March 7, 2002, between Bcom3
          Group, Inc., on the one hand, and Somarel and Elisabeth
          Badinter, on the other hand (incorporated by reference from
          Exhibit 99.3 to the report on Form 6-K of Publicis Groupe
          S.A. dated March 7, 2002)
  4.8     Terms of Transfer Restrictions on Class A Consideration, to
          be included in Letter of Transmittal (attached as Annex B to the Proxy Statement/Prospectus included in this registration statement)
  4.9     Form of Agreement for the Transfer of the Nue Propriete of
          certain Publicis Shares*
  5.1     Opinion of Alain Schwindenhammer regarding the validity of the securities being registered
  8.1     Opinion of Kirkland & Ellis regarding certain United States federal income tax matters*
 10.1     Memorandum of Understanding, dated March 7, 2002, between
          Dentsu Inc. and Madame Elisabeth Badinter*
 10.2     Memorandum of Understanding, dated March 7, 2002, between
          Dentsu Inc. and Publicis Groupe S.A. (Shareholders
          Agreement) (incorporated by reference from Exhibit 99.4 to the report on Form 6-K of Publicis Groupe S.A. dated March
          7, 2002)
 10.3     Memorandum of Understanding, dated March 7, 2002, between
          Dentsu Inc. and Publicis Groupe S.A. (Strategic Alliance)
          (incorporated by reference from Exhibit 99.5 to the report on Form 6-K of Publicis Groupe S.A. dated March 7, 2002)
 12.1     Computation of Ratio of Earnings to Fixed Charges*
 16.1     Letter from Arthur Andersen LLP regarding change in
          certifying accountant, dated May 29, 2002 (incorporated by reference from Exhibit 16.1 to the Report on Form 8-K of
          Bcom3 Group, Inc. dated May 29, 2002, as amended on June 3,
          2002)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 21.1     List of subsidiaries (incorporated by reference from Note 28 to the financial statements of Publicis Groupe S.A. included in the Annual Report of Publicis Groupe S.A. on Form 20-F/A
          for the fiscal year ended December 31, 2001)
 23.1     Consent of Ernst & Young Audit and Mazars & Guerard,
          independent auditors for Publicis Groupe S.A.*
 23.2     Consent of Mazars & Guerard LLP and Mazars & Guerard, S.A.,
          independent auditors for Publicis Groupe S.A.*
 23.3     Consent of Alain Schwindenhammer (included in the opinion
          filed as Exhibit 5.1)
 23.4     Consent of Kirkland & Ellis (included in the opinion filed as Exhibit 8.1)
 23.5     Consent of Roger A. Haupt*
 23.6     Consent of Yutaka Narita*
 23.7     Consent of Fumio Oshima*
 24       Power of Attorney (included on signature page)*
 25       Statement of Eligibility Under the Trust Indenture Act of a
          Corporation Designated to Act as Trustee on Form T-1,
          executed by The Bank of New York as of August 5, 2002*
 99.1     Consent of Morgan Stanley & Co. Incorporated*
 99.2     Form of Proxy Card*
 99.3     Form of Instruction Card*
 99.4     Letter to Commission Pursuant to Temporary Note 3T, dated
          March 27, 2002 (incorporated by reference to Exhibit 99.4 to
          Bcom3's Annual Report on Form 10-K dated March 27, 2002)


------------------------

* Previously filed